UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIFETECH INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Nevada	8000	27-4439285
(State or jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

4081 West 8th Street

Los Angeles, California 90005

Telephone:  (213) 446-4653

(Address and telephone number of principal executive offices)

with a copy to:

Dean Law Corp.

601 Union Street, Suite 4200

Seattle, Washington 98101

Telephone: (206) 274-4598  Facsimile:  (206) 493-2777

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐      Accelerated filer ☐     Non-accelerated filer ☐     Smaller reporting company ☑

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE (1)
Common Stock	25,000,000	$0.01 per share	$250,000	$29.03
TOTAL	25,000,000	$0.01 per share	$250,000	$29.03

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.
(2)	Being sold in a Direct Public Offering.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated:   November  ___, 2011

2

PROSPECTUS

25,000,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not traded on any market or securities exchange.

----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" on pages 8 to 13 of this prospectus.

The information in this prospectus is not complete and may be changed.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at a fixed price of $0.01 per share for the duration of the offering .  We intend to apply for quotation on the OTCBB, but there is no guarantee that we will be accepted for quotation or will engage a market maker to file an application on our behalf.  There is no assurance of when, if ever, our stock will be listed on an exchange.   The absence of a public market for our common stock makes our shares highly illiquid.  It will be difficult to sell the common stock of our company.

We are currently in the development stage and have nominal operations and minimal assets, which makes us a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

----------------

The Date of This Prospectus Is:  November____, 2011

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4

Summary

Prospective investors are urged to read this prospectus in its entirety.

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.  The terms "Lifetech Industries" "we," "us" and "our" as used in this prospectus refer to Lifetech Industries Inc.

LifeTech Industries Inc. is a new company developing a new day spa business in the affluent area of Montrose, California, surrounded by La Crescenta, La Canada and Glendale.  Our mission is to become the leading premium day spa in the city of Montrose, La Crescenta, La Canada, Glendale and within a 20 mile radius.

We were founded by Mr. Benjamin Chung who has many years of experience in business, real estate, and finances and fully understands market potential and the requirements for profitability.  We have determined where we would like to open our initial location.  It is in the middle of a prime retail town strip center with trendy restaurants, popular coffee shops, and creative retail shops, and were previously used as a retail space.

Our day spa is targeted towards women and men who can equally enjoy the amenities and services of a full service day spa.  The core product offerings will fall into four main product revenue streams:

•

Treatments (Including Skin, Body, Massages);

•

General product/ retail sales;

•

Gift Certificates/ vouchers; and

•

Membership.

We are endeavoring to be a reporting company with the SEC as we believe doing so will provide us with greater opportunities to access and acquire the additional capital that we require for our growth and to further implement our business plan.  In addition, becoming a reporting issuer may provide us with more financing alternatives, due to the transparency provided by the public reporting requirements.

The Offering:

Securities Being Offered	Up to 25,000,000 shares of common stock.
Offering Price

The selling shareholders will sell our shares at a fixed price of $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

Terms of the Offering

The selling stockholders may offer their shares through public or private transactions, on or off OTCBB, at a fixed price of $0.01 per share.  We will pay all expenses of registering the securities, estimated at approximately $60,000.

Termination of the Offering

The offering will conclude when all of the 25,000,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion.  In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued And to be Issued	50,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of 25,000,000 shares will be sold by existing shareholders.
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
Market for the common stock

There is currently no public market for the shares of our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA to allow our shares of common stock to be traded on the OTCBB, nor can there be any assurance that such an application for quotation will be approved if filed.  FINRA operates the OTCBB.  We have agreed to bear the expenses relating to the registration of the shares for the Selling Stockholders.

5

Summary Financial Information

The following audited financial information summarizes the more complete historical financial information at the end of this prospectus.

	July 31, 2011	As of April 30, 2011 (Audited)
Balance Sheet
Total Assets	$14,489	$18,594
Total Liabilities	$11,993	$16,493
Stockholders’ Equity	$2,496	$2,101
	Period from December 30, 2010 (date of inception) to July 31, 2011 (Audited)	Period from December 30, 2010 (date of inception) to April 30, 2011 (Audited)
Income Statement
Revenue	$-	$-
Total Operating Expenses	$47,504	$22,899
Net Loss	$(47,504)	$(22,899)

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Risk Factors

In addition to the other information provided in this Prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.

Our lack of operating history makes it difficult for us to evaluate our future business prospects and make decisions in implementing our business plan.  You are unable to determine whether we will ever become profitable, which increases your investment risk.

We were incorporated on December 30, 2010.  We have no operating history.  Our business plan is speculative and unproven.  There is no assurance that we will be successful in executing our business plan or that, even if we successfully implement our business plan, we will ever generate revenues or profits, which makes it difficult to evaluate our business.  As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues, or expenses.  If we make poor operational decisions in implementing our business plan, we may never generate revenues or become profitable or incur losses, which may result in a decline in our stock price.

There is substantial doubt about our ability to continue, as a going concern, as a result of our lack of revenues and financial resources, and if we are unable to generate significant revenue or secure financing, we may be required to cease or curtail our operations.

Our lack of operating history and financial resources raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty, and if we are unable to generate significant revenue or secure financing, we may be required to cease or curtail our operations.  If we do not commence our operations, open retail stores, secure financing, and related activities or if we do not secure funding to implement our business plan, we estimate current available financial resources will sustain our operations only through the next few months, and then only if continued funding by the management of the company.

Because we will need additional capital to implement our business plan and may not be able to obtain sufficient capital, we may be forced to limit the scope of our operations, and our revenues may be reduced.

In connection with implementing our business plans, we will experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments.  Our capital needs will depend on numerous factors, including the following:

- our profitability;
- our ability to secure financing and acquire inventory and open new stores;
- the ability to generate revenues from the sale of product
- the ability to attract and retain customers.

We cannot assure you that we will be able to obtain capital in the future to meet our needs.  We have no sources of financing identified.  If we cannot obtain additional funding, we may be required to:

- limit our ability to implement our business plan;
- limit our marketing efforts; and
- decrease or eliminate capital expenditures.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us.  Any future capital investments could dilute or otherwise adversely affect the holdings or rights of our existing shareholders.  In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our Common Stock.  Any additional financing may not be available to us, or if available, may not be on terms favorable to us.

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We will require financing to achieve our current business strategy and our inability to obtain such financing could prohibit us from executing our business plan and cause us to slow down our expansion or cease our operations.

We will need to raise a minimum of $1,410,000 over the next twelve months through public or private debt or sale of equity to execute our business plan to become a revenue generating company.  Such financing may not be available as needed.  Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences or other terms.  If we are unable to obtain this financing on reasonable terms, we would be unable to hire the additional employees needed to execute our business plan and we would be forced to delay or scale back our plans for expansion.  This would delay our ability to get our operations to profitability and could force us to cease operations.  In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results or financial condition.

Moreover, in addition to monies needed to commence operations over the next twelve months, we anticipate requiring additional funds in order to execute any future plans for growth.  No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us.  There can be no assurance that we will be able to obtain financing if or when it is needed on terms we deem acceptable.

Because we face competition from other retailers, we may not be successful in generating revenues or becoming profitable.

There is one comparable day spa ten miles from Montrose offering 80% of the range of products we will be offering.  We will face competition from this and other day spas which may hinder our ability to generate revenues or become profitable.

Dependence on consumer spending and customers.

Consumer spending and a healthy economy drive sales of spa services.  Consumers are more likely to not spend money on spa services during tough economic times.  Our success depends on our ability to attract customers on cost-effective terms.  If we are unsuccessful at attracting a sufficient number of clients, our ability to get repeat customers and our financial condition will be harmed.

Our lack of an established brand name and relative lack of resources could negatively impact our ability to effectively compete in the day spa industry, which could reduce the value of your investment.

We do not have an established brand name or reputation in the business of providing day spa services.  We also have a relative lack of resources to conduct our business operations.  Thus, we may have difficulty effectively competing with companies that have greater name recognition and financial resources than we do.  Our inability to promote and/or protect our brand name may have an adverse effect on our ability to compete effectively in the market.

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months as we lack an operating history.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

If we do not make a profit, we may have to suspend or cease operations.

Because we are small and do not have much capital, we must limit our marketing to the existing business relationships of our CEO, Mr. Benjamin Chung.  Because we will be limiting our marketing activities, we may not be able to attract enough vendors and customers to operate profitably.  If we cannot operate profitably, we may have to suspend or cease our operations.

8

We are dependent on our CEO, Mr. Benjamin Chung, to guide our initial operations and implement our plan of operations.  If we lose such services we will have to change our business plan/direction or cease operations.

Our success will depend on the ability and resources of our CEO & President.  If we lose the services of our CEO, we will be forced to either change our business plan and direction or cease operations.  We have no written employment agreement with our CEO.  We have not obtained any key man life insurance relating to our CEO.  If we lose such services, we may not be able to hire and retain another CEO with comparable experience.  As a result, the loss of Mr. Benjamin Chung’s services could reduce our revenues.  We have no written employment agreement or covenant not to compete with Mr. Benjamin Chung.

Risks Relating To Our Common Stock

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock.  Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares.  If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale in compliance with applicable federal and state securities laws.

There is no assurance of a public market or that our common stock will ever trade on a recognized exchange or quotation system.  Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our common stock.  Our shares are not and have not been listed or quoted on any exchange or quotation system.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, to create such listing or quotation, nor can there be any assurance that such an application would be approved if filed, or that a regular trading market will develop or that if developed, will be sustained.  In the absence of a trading market, an investor may be unable to liquidate their investment.

If our common stock is quoted on the OTC Bulletin Board which may have an unfavorable impact on our stock price and liquidity.

We anticipate that our common stock will be quoted on the OTC Bulletin Board.  The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or NASDAQ system.  The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  If our common stock becomes a “penny stock,” we may become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule.”  This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses).  For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale.  As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market.  Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule.  In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

9

FINRA sales practice requirements may limit a stockholder's ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock.  Further, many brokers charge higher transactional fees for penny stock transactions.  As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Because we do not have an audit or compensation committee, shareholders will have to rely on the board of directors, which is not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors.  Indeed, we do not have any audit or compensation committee.  These functions are performed by the board of directors as a whole.  The sole member of the board of directors is not independent.  Thus, there is a potential conflict in that board members who are management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Our management has limited experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

Our CEO Benjamin Chung is responsible for our operations and SEC reporting.  The requirements of operating as a small public company are new to him.  This will require us to obtain outside assistance from legal, accounting, investor relations or other professionals that could be more costly than planned.  We may also be required to hire additional staff to comply with additional SEC reporting requirements and compliance under the Sarbanes-Oxley Act of 2002.  Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Although we believe that we currently have adequate internal control over financial reporting, we are exposed to risks from recent legislation requiring companies to evaluate internal control over financial reporting.

Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404") requires our management to report on the operating effectiveness of the Company's Internal Controls over financial reporting for the year ended April 30, 2011 and from the period from inception (December 30, 2010) to April 30, 2011.  We must establish an ongoing program to perform the system and process evaluation and testing necessary to comply with these requirements.  We expect that the cost of this program will require us to incur expenses and to devote resources to Section 404 compliance on an ongoing basis.

It is difficult for us to predict how long it will take to complete Management's assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting.  As a result, we may not be able to complete the assessment and process on a timely basis.  In the event that our Chief Executive Officer, Chief Financial Officer or independent registered public accounting firm determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our shares will be affected.

10

Forward Looking Statements.

Some of the statements in this Prospectus are “forward-looking statements.”  These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  These factors include, among others, the factors set forth above under “Risk Factors.”  The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements.  We caution you not to place undue reliance on these forward-looking statements.  We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments.  However, the Private Securities Litigation Reform Act of 1995 is not available to us as a penny stock issuer and thus we may not rely on the statutory safe harbor from liability for forward-looking statements.  Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with this offering.

Use of Proceeds

The selling stockholders are selling shares of common stock covered in the prospectus for their own account.  We will not receive any of the proceeds from the resale of these shares.  We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders.

Determination of Offering Price

The selling stockholders may offer their shares through public or private transactions, on or off OTCBB, at a fixed price of $0.01 per share.  We determined the price of our public offering by arbitrarily adding a $0.009 per share premium to the last sale price of our common stock to investors.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 25,000,000 shares of common stock offered for resale through this prospectus.  The 25,000,000 shares that were previously issued were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933.  Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sale of the securities was completed in an "offshore transaction,” as defined in Rule 902(h) of Regulation S.  We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities.  Each investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

•

the number of shares owned by each prior to this offering;

•

the total number of shares that are to be offered for each;

•

the total number of shares that will be owned by each upon completion of the offering; and

•

the percentage owned by each upon completion of the offering.

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Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering
Yong Man Yoon	500,000	500,000	Nil	Nil
Ju Hyuk Kim	500,000	500,000	Nil	Nil
Yong Ok Cho	2,000,000	2,000,000	Nil	Nil
Haw Suk Song	500,000	500,000	Nil	Nil
Joh-Kee Sun	500,000	500,000	Nil	Nil
Joh-Sang-man	500,000	500,000	Nil	Nil
Bo Kyang Kim	500,000	500,000	Nil	Nil
Won Sik Park	500,000	500,000	Nil	Nil
Ki Hyun Lee	500,000	500,000	Nil	Nil
Soon Yong Jung	500,000	500,000	Nil	Nil
Hak Jun Song	500,000	500,000	Nil	Nil
Mi Ok Cho	2,000,000	2,000,000	Nil	Nil
Yoon Yong Tae	2,000,000	2,000,000	Nil	Nil
Jin Yeob Kim	2,000,000	2,000,000	Nil	Nil
Myung Suk Song	500,000	500,000	Nil	Nil
Seong Soo Kim	500,000	500,000	Nil	Nil
Ja Uk Koo	500,000	500,000	Nil	Nil
Hae Kwan Jung	500,000	500,000	Nil	Nil
Ellia Yoon	500,000	500,000	Nil	Nil
So Hee Yu	500,000	500,000	Nil	Nil
Jong Soo Kwon	500,000	500,000	Nil	Nil
Jong Heon Yoon	500,000	500,000	Nil	Nil
Young Chul Ahn	500,000	500,000	Nil	Nil
Jeong il Sim	2,000,000	2,000,000	Nil	Nil
Chul Wan Park	500,000	500,000	Nil	Nil
Jun Suck Oh	500,000	500,000	Nil	Nil
Jong Ho Kim	500,000	500,000	Nil	Nil
Chun Ta Choi	500,000	500,000	Nil	Nil
Ji Young Jung	500,000	500,000	Nil	Nil
Jung Suk Kim	500,000	500,000	Nil	Nil
Chul Ho Chung	500,000	500,000	Nil	Nil
Min Ji Yoon	500,000	500,000	Nil	Nil
Eung Bok Lee	500,000	500,000	Nil	Nil
Byung Soo Choi	500,000	500,000	Nil	Nil
Ji Eun Jung	500,000	500,000	Nil	Nil
Total	25,000,000	25,000,000	Nil	Nil

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The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 50,000,000 shares of common stock outstanding on the date of this prospectus.

Other than disclosed above, none of the selling shareholders:

1.

has had a material relationship with us other than as a shareholder at any time within the past three years;

2.

has ever been one of our officers or directors;

3.

is a broker-dealer; or broker-dealer's affiliate.

Plan of Distribution

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times.  The selling stockholders will act independently of Lifetech in making decisions with respect to the timing, manner and size of each sale.

Offering Price

The selling stockholders will sell their shares at an offering price of $0.01 per share until our shares are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market.  Thereafter, the sales price offered by the selling stockholders to the public may be:

1.

the market price prevailing at the time of sale;

2.

a price related to such prevailing market price; or

3.

such other price as the selling stockholders determine from time to time.

Our common stock is not currently listed on any national exchange or electronic quotation system.  To date, no actions have been taken to list our shares on any national exchange or electronic quotation system.  If our common stock becomes publicly traded, then the sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale.

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Manner of Sale

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares.  Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale.  The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.  Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder.  Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions.  In connection with resales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares  are deemed to be "underwriters" within the meaning of the Securities Act.  In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Currently, we are a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended and Rule 144 is not available for the resale of securities issued by any issuer that is or has been at any time previously a shell company unless the following conditions have been met:

•         the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•         the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•         the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•         at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Regulation M

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates.  Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.  Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution is taking place.  Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  In addition, we will make copies of this prospectus available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

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State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock.  These expenses are estimated to be $60,000, including, but not limited to, legal, accounting, printing and mailing fees.  The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

Description of Securities

General

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws as they relate to our capital structure.  The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this Prospectus is a part.

Common Stock

We have 200,000,000 authorized shares of common stock with $.0001 par value.  As of October 28 , 2011, there were  50,000,000 shares of our common stock issued and outstanding.  All shares are equal to each other with respect to liquidation and dividend rights.  Holders of voting shares are entitled to one vote for each share that they own at any shareholders' meeting.  Holders of our shares of common stock do not have cumulative voting rights.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders.  The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of the such directors.  The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available.  We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business.  Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions.  Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities.  There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.  There are no conversion, preemptive or other subscription rights or privileges with respect to any shares.

Preferred Stock

We are not authorized to issue any shares of preferred stock.

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Dividend Policy

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Share Purchase Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

Interests of Named Experts and Counsel

The legality of the shares offered under this registration statement is being passed upon by Dean Law Corp.

The financial statements included in this prospectus and the registration statement have been audited by De Joya Griffith & Company, LLC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

Organization

Lifetech Industries Inc. was incorporated pursuant to the laws of the State of Nevada on December 30, 2010.

We are a development stage company that has limited operating history; and has earned no revenues.

Since our inception, we have devoted our activities to developing our business plan, determining the market for our services, developing a business marketing plan and a menu of products and services, as well as capital formation.  Our day to day operations consist of working on these to ensure effective, efficient and timely completion.

We have not sold any products or commenced any activities in the day spa industry and have generated no revenues to date.

We have generated no revenues since inception.  There is substantial doubt about our ability to continue, as a going concern, over the next twelve months.

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Business

Our day spa business is targeted towards women and men who equally enjoy the amenities and services of a full service day spa.  Montrose, California and its surrounding cities is an affluent area with many corporate housewives, business owners, and mothers of school-age children.  There are many professional women and men in Montrose, La Crescenta, and La Canada who need a more local day spa to visit.   According to the 2010 Census, La Crescenta-Montrose, California has population of 19,653 with average household income of $82,693.  Over 55% of the population is between the ages of 25 to 64.  As well, La Canada, California has a population of 20,381 (2010 Census) with average household income of $148,996.  Over 51% of the population is between the ages of 25 to 64.  With over 40,000 people living in both cities and over 20,000 of them over the age of 25, we believe that the 16 day spas that are currently in business in the local neighborhoods is not enough to meet the current demand.

Our day spa is to be located in the middle of a prime retail town strip center with trendy restaurants, popular coffee shops, and creative retail shops.  Growth potential for businesses in this area is huge as many popular commercial retail stores have set up or are coming in the near future.  This town strip center has a very cozy, relaxing and casual ambience that is perfectly suited for potential spa clients.

The nearest competitor is 10 miles from Montrose and does not offer the full range of activities we propose.  We intend to be a premier, upper market establishment.  The main market sectors we will penetrate are to offer day spa services to:

•

Corporate housewives;

•

Mothers of school age children;

•

Professional women and men; and

•

Corporate packages.

Core Product Offerings

We will have four main product revenue streams:

•

Treatments (Including Skin, Body, Massages);

•

General product/ retail sales;

•

Gift Certificates/ vouchers; and

•

Membership (we will offer our clients a membership card for a one-time fee – this will give them discounts on our products and services as well as add them to our email list and newsletters which will offer tips and advice and additional discounts on services we offer.)

Market Research

Day spas benefit from the widespread concern for appearance of the US beauty care consumer, especially in Southern California.  Spas in the US expect sales to continue to grow strongly.  Similarly, day spas benefit from a generalized desire to reduce or delay signs of aging, as well as increasing popularity with men and younger people.  Time-pressed clients want convenience and one-stop-shopping for skin and facial care needs.  Day Spas, which also offer beauty-care services, report higher spending levels. As spas continue to diversify their services and offer more face and body care treatments, spa services will account for fewer than 50% of US salon business.

The link between beauty and well-being is strengthened as busy and stressed clients of beauty institutes and day spas use facial and skin care treatments not only to enhance their appearance, but also to relax and pamper themselves.

Retail products are becoming increasingly important as a revenue generator for US spas, with approximately three-quarters of clients now buying products in the spa for at home use.

(Source: Diagonal Reports conducted interviews with leading US salons and spas conducted in late 2005)

Latest research by the International Spa Association reveals that anti-aging skincare is outperforming the market, indicating a possible transformation of the face and body care category.

•

Anti-aging products and treatments are now the star products in the professional beauty channel.  Sales of high performance, that is anti-aging, skin care products and treatments are growing strongly, at approximately 30% a year in the US;

•

Demand is driven by aging baby boomers who want to reduce and/or eliminate wrinkles and by younger people hoping to prevent signs of aging;

•

Cosmeceutical (which harness the power of science) and botanical (plant-based) brands, are the latest, most innovative products that command premium prices; and

•

The roll-out of these new products will jolt the mass market, but product formulators can get ahead of this trend.

(Source: International Spa Association)

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The US Medical Spa Market 2008 - The Medicalization of Beauty

US Med Spa Market Grows at 300% The emergence of a new beauty care channel is increasing the overall market size but also taking sales from established providers and will impact the future of the retail skincare market.  There are now almost 3,000 spas offering medical treatments in the US. This med spa sector, which did not even exist 7 years ago, could be worth well over US $5 billion a year.  This achievement is put in context by comparing it with the day spa sector, with US $12 billion in sales and 12,000 day spas, another relatively new entrant player in the professional beauty market.  Factors driving med spa sector growth include changed consumer attitudes to aging, the growing number of affluent baby boomers plus aggressive marketing and the reality TV make-over or cosmetic transformation show.  New technology has also contributed to developing this market.  Medical spas use new devices which offer immediately visible results to attract clients.  Time-poor consumers value fast service with no down time.  Demand for beauty care services drives sales in the medical spa channel.  Treatments (such as dermal injectables, peels, microdermabrasion, lasers) provided by medical spas are viewed as different and superior to those offered by the traditional hair salon and day spa.  Med spas specialize in non-invasive, cosmetic treatments which solve or remove skin care problems.  Anti-aging skin care and hair removal procedures account for most sales.  The top procedures are laser-based (such as IPLs), microdermabrasion, and skin injectables (Botox and fillers) Medical spas are growing the market as they provide innovative solutions to skincare problems.  They also pose a threat to established beauty care providers as they take market share.  However, medical spas report all the uncertainties of a new market.  New entrants - such as franchise chains - are taking advantage of opportunities.  Prices of treatments are falling as competition increases.  Nonetheless, growth rates in the medspa market channel are phenomenal and are hitting 300% and strong growth is predicted to continue.

Phenomenal Market Growth

The US day spa market has evolved from almost nothing a decade ago to a major industry now worth almost US $12 billion in value.  Non-traditional client segments (such as baby-boomers, career women and men of all ages) and new beauty and wellness service concepts (like pampering, de-stressing, relaxation) created this market.

The Market for Spas

Spa Locations: There are an estimated 12,100 spas throughout the U.S and 2,100 in Canada.  In the U.S., the largest spa category, accounting for seven of every ten spas, is day spa.  Resort/hotel spas are the second largest group, followed by club spas, medical spas, mineral springs spas and destination spas.  Geographically, the distribution of spas in the U.S. generally reflects the distribution of the population with the North East being the largest region.

Spa Visits: There were approximately 136 million spa visits made in the U.S. in 2007.  Sixty- percent (60%) of these were to day spas while 27% were to resort/hotel spas.  The remaining 13% are spread across the other four spa types.

Square Footage: The U.S. spa industry occupies an estimated 86.7 million square feet of indoor space.  Despite accounting for only 14% of locations, resort/hotel spas account for an overwhelming 37% of industry space.  On average, 39% of space in the U.S. and Canadian spas is occupied by treatment rooms.

Revenues: The U.S. spa industry generated an estimated $12.2 billion in revenues in 2007.  On average, half (52%) of a spa’s revenue is derived from treatment rooms.  Resort/hotel spas, despite the size of the segment, account for an impressive 41% of industry revenue while the largest segment, day spas, accounts for just under half (49%).

Employment: An estimated 280,700 people are employed by the U.S. spa industry.  Fifty-one percent (51%) of these employees are full-time, 34% are part-time and 15% are on contract.  Employee wages and salaries totaled approximately $4.9 billion in 2006.

Spa and Salon Visitors.

In addition:

•

66% of salon and spa customers surveyed state they visit day spas more now than in the past, with 61.6% of customers visiting salons and spas for beauty and relaxation treatments at least once a month;

•

The main reasons for selecting a spa are convenience of location and the therapist, with 80% of customers indicating loyalty to their spa;

•

Spa customers' key health and beauty goals are ‘feel better,' ‘pamper myself' and ‘healthier skin';

•

More than two-thirds of salon and spa customers believe themselves to be well-informed about the types of beauty products and services on the market;

•

‘Value-for-money', ‘tailored to skin type' and ‘brand name' are key factors for selecting a given beauty product brand, while therapists and friends/family are the main purchase influencers;

•

The majority of customers change beauty product brands ‘often' or ‘sometimes' because they like to try new products, they noticed decreased effectiveness of their current products, or due to recommendations of their therapist, friends or family; and

•

While 58% of spa customers change brands often/sometimes to trial new products and gain more effective results, 42% remain highly loyal to their brands.

These reports back up our objectives for a niche day spa business in the affluent area of Montrose building on the right product in the right location.

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Target Customers

Customer group 1

End customer is:

•

All women over the age of 25.

End customer needs:

•

Local day spa;

•

Professional, high end day spa;

•

A fun place for relaxing and enjoying premium pampering service;

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A range of treatment offerings; and

•

A place meet people.

Products targeted to this group:

•

Wide range of beauty and body treatments; and

•

Retail products including beauty and spa related goods.

Customer group 2

End customer is:

•

All men over the age of 25.

End customer needs:

•

Local day spa;

•

Professional, high end day spa;

•

A place to relax and enjoy premium pampering service; and

•

A range of treatments for the body

Products targeted to this group:

•

Wide range of beauty and body treatments; and

•

Retail products.

Customer group 3

End customer is:

•

Friends of customers in group 1 and 2.

End customer needs:

•

Same as customer group 1 and 2.

Products targeted to this group:

•

All.

Customer group 4

End customer is:

•

Internet based clients; and

•

Packaged gift certificate clients.

End customer needs:

•

Professional, high end day spa;

•

Different locale with accommodating environment; and

•

A range of beauty and body treatments.

Products target to this group

•

All.

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Products & Services

Skin Care Treatments

All facials begin with a thorough skin analysis to ensure that your treatment is personalized for your skin type.  Each treatment focuses on the specific needs of your skin and includes a neck and shoulder massage.  Our professionals will explain to you the most effective way to care for your skin and design an easy and effective home care program.

The Essential European Facial

This intense, hydrating treatment includes a thorough cleansing, soothing steam, exfoliation, extractions, customized mask and an SPF moisturizer.  The classic, Essential Facial creates the perfect foundation for on-going maintenance.  Your skin will respond immediately with improved tone and texture.

The Ultimate Facial

This anti-aging treatment takes the Essential Facial to the next level in skin care.  This facial is formulated to address the special needs of your skin while providing nourishment and protection from environmental aggressions.

Radiance Facial

Our use of botanical products is of the highest quality containing excellent nutrients including local flowers and herbs.  The Radiant facial with its gentle lymph drainage of the face gives way to a deep exfoliating cleanse and tone, employing a face masque and scalp massage.  Eye and lip balm complete the experience leaving you with a glowing sensation inside and out.

Luxury Aromatherapy Facial

This beautifully tailored treatment with its replenishing and harmonizing approach combines the exceptional attention to detail of the therapist with the exquisite array of natural products that are applied.  From ingredients as luxurious as Egyptian rose and Quinoa to green tea and honey, the synchronistic nature of the treatment culminates in a deeply relaxing scalp massage.

The Complexion Clarifying Facial

This purifying treatment, customized for acne and other problematic skin types, begins with deep cleansing, which includes steam, extractions to eliminate impurities, and an antibacterial mask with to promote healing.  Our high frequency, oil free moisturizer soothes and stabilizes the skin.

The Skin Lightening Facial

This hydroquin free treatment focuses on hyper-pigmentation caused by sun damage, freckles, pregnancy-mask and age spots.  Effective for all skin types, our natural products help prohibit the over production of melanin.

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The Aromatherapy Facial

A calming and soothing treatment combines essential oils with lymphatic drainage massage to release toxins.  This facial relaxes your mind and sets your spirit adrift with a deeply aromatic facial for all skin types.

The Gentleman’s Facial

Real men get facials.  This relaxing Gentlemen’s Facial provides deep-pore cleansing, steam, extractions, a customized mask and SPF moisturizer.  With a soothing massage of the shoulders and neck, this facial is recommended for all skin types.

Youth Facial

Our custom facial for clients under 18 begins with cleansing and steaming of the skin.  We address all elements of early skin care and finish with the proper hydrating sunscreen.

45 minutes…$50.00

Revitalizing Back, Face and Scalp Massage

This treatment commences with a deep cleanse of the back with our sea salt and essential oils exfoliator which flows into a soothing back massage.  A facial cleanse, massage and masque combining ingredients such as rose, green tea, honey and amyris follows culminating in a scalp massage.

Replenishing and Nourishing Eye Treatment

Tired eyes will soon become soothed and refreshed as the therapist attends to this most sensitive of areas.  This mini facial will awaken their hidden radiance beneath the surface.

Skin Treatment Boosters

We will also offer additional boosters to add to the facial to reveal a fresher, cleaner and younger looking complexion.  We will offer boosters such as:  Collagen Mask, Collagen/Elastin Mask, Collagen with Vitamin C, Hot Mineral Mask, Cold Algae Mask, Octopeel Enzyme Peel and

Collagen/Elastin Eye Treatment.

Eyelash and Eyebrow Tinting

A safe and effective tint is applied to darken lashes and brows.  Great for swimmers, contact lens wearers and those who don’t want to wear mascara.

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Microdermabrasion

Crystal or Ultrasonic Microdermabrasion creates dramatic results through skin resurfacing.  This safe, non-chemical procedure deeply exfoliates the skin and stimulates the growth of healthy new cells.  The result is fresher, younger looking skin and a noticeable reduction in the appearance of fine lines.

The Glycolic Treatment

This anti-aging treatment accelerates the removal of surface skin cells to reveal softer, smoother, healthier looking skin.  The Glycolic Treatment minimizes fine lines and age spots, restoring your skin to its ideal texture for a more youthful appearance.  We recommend a series of 6 treatments to begin the transformation.

Waxing

Our unique line of Italian wax with healing, antiseptic and soothing properties reduces discomfort and is safe and gentle enough for every skin type.

Cool-light Laser Treatment

This truly remarkable, anti-aging treatment utilizes our exclusive cold laser to diminish fine lines and wrinkles without the pain, tissue damage and downtime associated with medical laser treatments.  Safe and effective for all skin types.  A series of 6 treatments is recommended to maintain lasting results.

Body Treatments

All body treatments are performed in our “wet room” utilizing the Vichy shower.  Created in Vichy France this therapeutic shower stimulates circulation and relaxes aching muscles.  We use only 100% natural seaweed, pure plant extract and essential oils

Seaweed Body Wrap

This restorative thermal wrap combines seaweed, nature’s most effective detoxifying agent, with a blend of moisturizing essential oils.  You’ll relax in warmth as the heat from your body amplifies this intense mixture and gently assists your system in eliminating toxins.  The treatment is completed with a hydrating lotion to restore moisture to your body.

Pure Plant Extract Body Wrap

This calming treatment, designed for clients who are allergic to seaweed, helps your body maintain its natural balance while eliminating toxins.

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Marine Body Clay Mud Wrap

This rich, enveloping ocean clay wrap reduces water retention and joint inflammation as it melts away toxins and soothes sore, tired muscles.  Your entire body is left feeling relaxed and revitalized and your skin is remarkably soft and silky smooth.

Salt Glow

Essential oils are combined with our sea salt and algae powder to thoroughly exfoliate, hydrate and detoxify your skin.  As a final touch, avocado body lotion is applied, leaving your skin feeling like satin.  This is a great treatment to do prior to our body wraps.

Body Massage Treatments

Swedish Massage

A very relaxing, light pressure massage using long, gentle strokes over the entire body.  A perfect escape that will leave you feeling pampered and rejuvenated.

Deep Tissue / Shiatsu Massage

Our strongest massage employs firm pressure to release built-up stresses and toxins within the muscles and connective tissue.  Your therapist will focus on specific muscle groups to reduce tension and restore circulation, oxygen and balance the body.

Pre and Post Natal Massage

This treatment has been carefully designed for pregnancy and takes into account the special needs of mothers-to-be as well as those that are nursing.  A specifically blended and safe essential oil has been created to take into account contraindications normally associated with pregnancy and breast-feeding.  A well-deserved relaxation hour.

Tranquility

This stress reducing massage helps improve sleep patterns by combining aromatherapy oils with deep relaxation movements and a calming breathing techniques.

Restorative

This tension reducing massage utilizes individually chosen aromatherapy oils combined with acupressure points to stimulate and release stress from the back, shoulders, neck, face and feet.  This complete treatment can help to strengthen the nervous system and restore depleted energy.

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Aromatherapy Massage

This highly personalized massage combines the actions of our highly therapeutic oils with the skills of the practitioner in order to relax and rebalance the recipient.  Deep body techniques are complimented by a soothing scalp massage.

Hand and Foot Reflexology

Using the ancient healing art of reflexology, your therapist applies pressure to the feet and hands to release blockage and restore the free flow of energy to the entire body.  Tensions are released and circulation is improved to correct the body’s “imbalance” and promote enhanced well-being.

Essential Oil Enhancement

Specially blended aromatherapy oils to make your massage a magically relaxing experience.

Manicures and Pedicures

Pampering with our luxurious spa manicure and pedicure.

Retail Products

The full range of skin and nail products we use will be offered for general sale to customers.

Opening Our First Retail Location

We have already located a potential location for our first retail day spa.  We have also developed a preliminary plan for the layout.  The layout will include:

•

7,000 square foot space over 3 floors;

•

10 treatment rooms (includes VIP and event party area);

•

2 reception areas for booking in customers and selling products;

•

Waiting area for consultation, sales and rest area;

•

Shower and changing area for body treatments;

•

Administration office;

•

Computer system for bookings, stock control and accounting; and

•

Style and environment is luxurious Zen themed.

The cost of tenant improvement/construction to make the day spa ready for customers is approximately $1,200,000.  The cost of treatment room equipment is $160,000.  We are to purchase $60,000 of merchandise products to sell.  We will also invest $10,000 in staff uniforms, robes, slippers and towels. As of July 31 , 2011, we only have cash of $ 14,489 .  Therefore we need to raise approximately an additional $1,410,000 to open our retail location.  There is no assurance that we will be able to raise these funds.

Sales and Marketing Strategy

Once we open our retail location, we intend to build a local presence fast.  We will therefore put into place a comprehensive marketing plan to commence six weeks prior to the launch of our location.  This will help develop interest and communicate that we will be open for business.  We intend to use the following forms of marketing:

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Local/ free press – Teaser advertisements 3 weeks before opening moving to stronger advertising closer to launch and including the newspaper competitions to be the first to use the day spa.  There will be follow up flyers within the local papers for 3 months after the opening.

Website – We will develop a premium website and have it linked from day spa directories and popular search engines.

Location – Large board advertising on the impending opening.

Local magazines and newspapers – There are local magazines and newspapers we will have advertising in and have the editor write a feature about the new day spa.

Word of mouth – We will visit each local shop and hand out a leaflet offering 15% discount in the first two weeks of opening. He will also visit local businesses offering the same discount.

TV Commercials – We will advertise in local cable channels targeting our demographics during prime time airing on various channels (TLC, FX, Lifetime, EChannel, etc.)

Montrose, La Crescenta, La Canada, and Glendale residents – Have the post office deliver special opening flyer into the doors of residents within 5 miles of the day spa.

Growth Strategy

After 12 months of operation, the management team will analyze the company’s growth and strategize expansion plans in Montrose, California and surrounding areas.  As our products and services are well accepted by our clients, we plan to open a minimum of 1 new location per year.

Employees

We have one full-time employee, involved in management.

Research and Development Expenditures

We have not incurred any research or development expenses.

Subsidiaries

We do not have any subsidiaries.

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Intellectual Property

We have no intellectual property except we own our own domain address which signifies our online presence.  Our trade name is our company name which is legally incorporated in the state of Nevada.  Our company name is also our trade name.

Description of Property

Our executive, administrative and operating offices are located at 4081 West 8th Street, Los Angeles, California 90005.  This office is owned and controlled by our C.E.O. and director, Mr. Benjamin Chung.  Our corporate mailing address is 4081 West 8th Street, Los Angeles, CA 90005.  We believe this space is adequate for our current needs.

Legal Proceedings

There are no pending or threatened lawsuits against us.

Market for Common Equity and Related Stockholder Matters

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales.  Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.  We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

Penny Stock Considerations

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.  Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $100,000 individually or $400,340 together with his or her spouse, is considered an accredited investor.  In addition, under the penny stock regulations the broker-dealer is required to:

•

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

•

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

26

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  We have not yet engaged a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made.  There is no assurance that a market maker will agree to file an application on our behalf and there is no guarantee that even if an application is fled that we will be accepted for quotation.  Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for the NASD to issue a trading symbol and allow sales of our common stock under Rule 144.

There are 25,000,000 shares of our common stock held by non-affiliates and 25,000,000 shares of our common stock held by affiliates Rule 144 of the Securities Act of 1933 defines as restricted securities.  25,000,000 shares being held by non-affiliates are being registered under this registration statement and will be available for sale when the registration statement is declared effective.  All of our shares held by affiliates and shares not being registered in this registration statement will be subject to the resale restrictions of Rule 144.  In general, affiliates holding restricted securities, must hold their shares for a period of at least six months assuming we are current in our SEC reports or one year if we are not, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  These restrictions do not apply to re-sales under Rule 144 for non-affiliates holding unregistered shares for at least one year.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933.

In addition to the shares available for resale under this registration statement, as a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this Prospectus, assuming the volume and method of sale limitations in Rule 144 can be satisfied to the extent required.  The volume limitations limit affiliate sales to no more than 1% of our total issued and outstanding securities every 90 days.  The manner of sale limitations requires sales through a broker on the market in an unsolicited transaction.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had approximately 36 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Stock Option Grants

As of the date of this prospectus, we had not granted any stock options.

27

Plan of Operations

We intend to engage primarily in owning and operating day spa stores under our own brand.  We have generated no revenues to date.

We expect to incur the following expenses in the next 12 months in connection with our business operations:

•

tenant improvement/construction - $1,200,000

•

treatment room equipment - $160,000

•

merchandise - $60,000

•

staff uniforms, robes, slippers and towels - $10,000

In terms of costs for staff salaries, we intend to negotiate with our staff to pay a portion of their salaries with stock and stock options instead of cash.  This will greatly enhance our ability to use our limited working capital on other areas of the business.

The working capital and liquidity requirement for the startup of our spa operations will be facilitated through private financing.  We believe that once we become a publicly trading company we may be able to attract additional and alternative forms of financing.  We may also consider conducting a registered public offering once we are public to help us attract new investors, allowing us to further our business plan and to potentially expand our business.  However, there is no guarantee that we will be successful in raising additional capital.

Our currently monthly burn rate is approximately $4,475.  However, this number is not an accurate reflection of our actual monthly cash requirement due to the limited amount of time we have been in business and also due to the extra expenses we incurred due to our initial organizational activities.

We expect our monthly cash requirement to be approximately $17,000.  At present, our cash requirements for the next twelve months outweigh the funds available to maintain or develop our operations.  Of the $1,430,000 that we need for the next 12 months, we had $ 14,489 in cash as of July 31 , 2011.  In order to fully carry out our business plan, we need additional financing of approximately $ 1,411,000 for the next 12 months.  In order to improve our liquidity, we intend to pursue additional equity financing from private investors or possibly a registered public offering.  We intend to negotiate with our management and consultants to pay parts of salaries and fees with stock and stock options instead of cash.  There can be no assurance we will be successful in our efforts to secure additional equity financing.  If we are unable to raise equity or obtain alternative financing, we may not be able to continue operations with respect to the continued development and marketing of our company and we may not be able to continue our operations and our business plan may fail.

Development Stage Expenditures

Development stage expenditures during the period from inception on December 30, 2010 to July 31 , 2011 were  $47,504 which consisted general and administrative expenses related to our formation and legal, accounting and other fees related to our formation and this offering.

Financial Condition, Liquidity and Capital Resources

Our principal capital resources have been acquired through the sale of shares of our common stock and the founders’ initial contributions.

At April 30, 2011, we had total assets of $18,594 consisting of cash. As of July 31, 2011, we had total assets of $14,489 consisting of cash.

At April 30, 2011, our total liabilities were $16,493, consisting of accounts payable and due to related party.   As of July 31, 2011, our total liabilities were $11,993, consisting of accounts payable and due to related party .

Cash Requirements

We intend to provide funding for our activities, if any, through a combination of the private placement of its equity securities, the public sales of equity securities and borrowing from commercial lenders or our president. Our CEO has agreed to provide funding necessary to cover minimal operations, though not funding necessary to commence operations.  Basic funding specifically means the costs such as legal, accounting, EDGAR, SEC reporting and minimal administration costs.

28

As of the date of this Prospectus, we believe we have sufficient funds to maintain minimal operations, but not commence our business plan of opening retail day spa location.  There is uncertainty regarding our ability to commence operations of our retail day spa business plan without additional financing.  Our management estimates that we will need to raise a minimum of $1,410,000 over the next twelve (12) months to commence and execute our business strategy, which includes the opening of our first store, which is currently under planning and development.  We estimate that it will take a minimum of twelve (12) months to execute our development strategy.  We have a history of operating losses, limited funds and no agreements, commitments or understandings to secure additional financing except as set forth above.  Our future success is dependent upon our ability to achieve profitable operations, generate cash from operating activities and obtain additional financing.  There is no assurance that we will be able to generate sufficient cash from operations, sell additional shares of common stock or borrow additional funds.  Our inability to obtain additional cash could have a material adverse effect on our financial position, results of operations and its ability to continue in existence.  The opening of our retail store and the resultant ability to recognize future revenues and generate cash from operations is contingent on receiving minimum financing of $1,410,000.  We intend to raise additional financing to fund our operations once we become a publicly traded company through a combination of debt and equity financing.  However, there is no guarantee that we will ever become a publicly traded company or raise sufficient financing to fund our operations.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Results of Operations for the Period from December 30, 2010 (Inception) to April 30, 2011

We did not earn any revenues for the period from December 30, 2010 (Inception) to April 30, 2011.  We incurred operating expenses in the amount of $22,899 for the period from December 30, 2010 (Inception) to April 30, 2011.  These operating expenses were comprised of general and administrative expenses of $22,899.

We have not attained profitable operations and are dependent upon obtaining financing to pursue marketing and distribution activities.  For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Results of Operations for the Three Months Ended July 31, 2011

We did not earn any revenues for the period from December 30, 2010 (Inception) to July 31, 2011.  We incurred operating expenses in the amount of  $24,605 and $47,504 for the three months ended July 31, 2011 and for the period from December 30, 2010 (Inception) to April 30, 2011.  These operating expenses were comprised of general and administrative expenses.

We have not attained profitable operations and are dependent upon obtaining financing to pursue marketing and distribution activities.  For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Basis of Reporting

We did not earn any revenues for the period from December 30, 2010 (Inception) to April 30, 2011.  We incurred operating expenses in the amount of $22,899 for the period from December 30, 2010 (Inception) to April 30, 2011.  These operating expenses were comprised of general and administrative expenses of $22,899.

We did not earn any revenues for the period from December 30, 2010 (Inception) to July 31, 2011.  We incurred operating expenses in the amount of $24,605 July 31, 2011.  These operating expenses were comprised of legal fees of $20,500, accounting fees of $4,000 and bank service charges of $105.

We have not attained profitable operations and are dependent upon obtaining financing to pursue marketing and distribution activities.  For these reasons, there is substantial doubt that we will be able to continue as a going concern.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

While the Company is attempting to execute its development strategy, the Company’s cash position may not be sufficient to support the Company’s daily operations without significant financing.  While the Company believes in the viability of its strategy to produce sales volume and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan, raise additional capital and generate sufficient revenues.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.

29

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1.  For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto.  The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

Directors, Executive Officers, Promoters and Control Persons

The Board of Directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year and until his successor is elected and qualified or until his earlier resignation or removal.  Our directors and executive officers are as follows:

Name	Age	Position
Mr. Benjamin Chung	35	CEO, President & Director

Mr. Benjamin Chung is CEO and President

Mr. Chung has been our sole officer and director since inception.  From March 2006 to present, Mr. Chung has been the director of operations and owner of Spa Pura, a private company located in Glendale, California.  He is directly involved in all aspects of founding and successful running of the business, including infrastructure design, construction, personnel recruitment, compliance, strategic planning, marketing, budgeting, client relations, etc.

30

Family Relationships

There are no family relationships among our officers or directors.

Legal Proceedings

No officer, director or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our most highly compensated executive officers other than our PEO who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us for the latest fiscal year ended April, 2011.

Name	Title	Year	Salary	Bonus	Stock awards	Option awards	Non equity incentive plan compensation	Non qualified deferred compensation	All other compensation	Total
Benjamin Chung	CEO	2011	0	0	$5,000	0	0	0	0	$5,000

31

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Compensation Agreements

We do not have employment agreements with our sole officer.  Members of our Board of Directors do not receive compensation for their services as Directors.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth the ownership, as of the date of this Prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose.  Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security.  A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right.  More than one person may be deemed to be a beneficial owner of the same securities.  The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days.  Consequently, the denominator used for calculating such percentage may be different for each beneficial owner.  Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.  The mailing address for all persons is 4081 West 8th Street, Los Angeles, CA 90005.

Shareholders	# of Shares	Percentage
Benjamin Chung	25,000,000	50%
All directors and executive officers as a group [1 person]	25,000,000	50%

This table is based upon information derived from our stock records.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based upon 50,000,000 shares of common stock outstanding as of October 28 , 2011.

32

Certain Relationships and Related Transactions

Our president has orally agreed to provide us necessary funding to maintain minimal operations and fund the cost of our becoming a public company at interest of 5%, payable upon demand.  The anticipated amount of this loan will be not be known at until the time a loan is determined to be needed.  The amount will be based on the amount of funding needed to maintain minimal operation and the cost of becoming a public company from that point in time going forward.  He is not obligated to make any further advances.  We have no agreement, commitment or understanding to secure any such funding from any other source.

Mr. Chung may be considered our promoter.

Our office is located at 4081 West 8th Street, Los Angeles, CA 90005.  The office is provided by our President.

Except as set forth above, we have not entered into any material transactions with any director, executive officer, promoter, beneficial owner of five percent or more of our shares, or family members of such persons since our inception.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our Bylaws, subject to the provisions of Nevada Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

33

LIFETECH INDUSTRIES INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

AS OF APRIL 30, 2011

34

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors

Lifetech Industries Inc.

(A Development Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Lifetech Industries, Inc.

We have audited the accompanying balance sheet of Lifetech Industries, Inc. (A Development Stage Company) as of April 30, 2011 and the related statements of operations, stockholders’ equity, and cash flows from inception (December 30, 2011) to April 30, 2011. Lifetech Industries, Inc. management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over the financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lifetech Industries, Inc. (A Development Stage Company) as of April 30, 2011 and the results of its operations and its cash flows from inception (December 30, 2011) to April 30, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC

Henderson, Nevada

July 12, 2011

F-1

LIFETECH INDUSTRIES INC.

(A Development Stage Company)

BALANCE SHEET

As of April 30, 2011

(Audited)

ASSETS

CURRENT ASSETS
Cash	$ 18,594

Total current assets	18,594

TOTAL ASSETS	$ 18,594

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$ 224
Due to related party	11,269
Accrued expense	5,000
Total current liabilities	16,493

STOCKHOLDERS' EQUITY

Common Stock - Par value $0.0001;
Authorized: 200,000,000
Issued and Outstanding: 25,000,000	2,500
Additional paid in capital	22,400
Stock payable	100
Deficit accumulated during development stage	(22,899)

Total stockholders' equity	2,101

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 18,594

The accompanying notes are an integral part of these financial statements.

F-2

LIFETECH INDUSTRIES INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

(AUDITED)

From Inception (December 30, 2011) to April 30, 2011

REVENUE	$ -

OPERATING EXPENSES:

GENERAL AND ADMINISTRATIVE EXPENSES	22,899

TOTAL OPERATING EXPENSES	22,899

LOSS BEFORE INCOME TAXES	(22,899)

INCOME TAXES	-

NET LOSS	$ (22,899)

Net loss per common share, basic	$ (0.00)

Weighted common shares outstanding, basic	6,782,192

The accompanying notes are an integral part of these financial statements.

F-3

LIFETECH INDUSTRIES INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDER’S EQUITY

(AUDITED)

	Common Shares			Additional Paid-In	Stock	Deficit Accumulated During Development	Total Stockholders'
	Outstanding		Amount	Capital	Payable	Stage	Equity

Inception, December 31, 2010		$		$-		$-	$-

Cash received in January 2011 for stock to be issued					100		100

January and Febuary 2011, net offering costs	25,000,000		2,500	22,400	-	-	24,900

Net loss						(22,899)	(22,899)

Balance, April 30, 2011	25,000,000		$2,500	$22,400	100	$(22,899)	$2,101

The accompanying notes are an integral part of these financial statements.

F-4

LIFETECH INDUSTRIES INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

(AUDITED)

From Inception (December 30, 2011) to April 30, 2011
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$ (22,899)
Adjustments to reconcile net loss to net cash provided by operations Increase in accounts payable	224
Increase in accrued expense	5,000
Net cash used by operating activities	(17,675)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from due to related party	11,269
Proceeds from stock issuance	24,900
Stock payable	100
Net cash provided by financing activities	36,269

Net increase(decrease) in cash	18,594
CASH BALANCE – BEGINNING OF THE PERIOD	-

CASH BALANCE - END OF PERIOD	$ 18,594

Supplemental cash flow information:
Cash paid for:
Interest	$ -
Taxes	$ -

F-5

LifeTech Industries Inc.

(A Development Stage Company)

Notes To The Financial Statements

April 30, 2011

(Audited)

1. ORGANIZATION AND BUSINESS OPERATIONS

LifeTech Industries Inc. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on December 30, 2010.  The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.”  The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.  As of April 30, 2011 the Company has $18,594 in cash.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

b) Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.  These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

c) Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d) Use of Estimates and Assumptions

The  preparation  of  financial  statements  in conformity with accounting principles generally  accepted  in  the  United States requires  management  to  make   estimates and

F-6

LifeTech Industries Inc.

(A Development Stage Company)

Notes To The Financial Statements

April 30, 2011

(Audited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues  and    expenses  during  the  reporting  period.  Actual results could differ from those estimates.

e) Foreign Currency Translation

The Company's functional currency and its reporting currency is the United States dollar.

f) Financial Instruments

The carrying value of the Company’s financial instruments approximates their fair value because of the short maturity of these instruments.

g) Stock-based Compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method.  The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

h) Income Taxes

Income taxes are accounted for under the assets and liability method.  Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

i) Basic and Diluted Net Loss per Share

The Company follows ASC Topic 260 to account for the earnings per share.  Basic earnings per common share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share

F-7

LifeTech Industries Inc.

(A Development Stage Company)

Notes To The Financial Statements

April 30, 2011

(Audited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

equivalents outstanding.  During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

j) Fiscal Periods

The Company's fiscal year end is April 30.

k) Recent Accounting Pronouncements

The Company has evaluated the recent accounting pronouncements through ASU 2011-06 and believes that none of them will have a material effect on the company’s financial statements.

3. COMMON STOCK

The authorized capital of the Company is 200,000,000 common shares with a par value of $ 0.0001 per share.

During the period January 2011 and February 2011, Company authorized the issuance of  25,000,000 shares at $0.001 per share to Benjamin Chung, CEO of the Company.  However till the end of balance sheet date April 30, 2011 the officer paid only $100 as contribution against the purchase of shares. Such shares are not considered issued and outstanding at the period end and $100 is considered as stock payable. On July 13, 2011, the Company issued 25,000,000 shares of common stock at a price of $0.001 per share for a value of $25,000 to Benjamin Chung, its President.  Of the $25,000, $20,000 was paid in cash and $5,000 was paid for in services.  The Company relied on Section 4(2) of the Securities Act for this issuance.

During the period between January 2011 and February 2011, Company issued 25,000,000 common stock under the private placements agreement to various investors at $0.001 per share. Company received a total of $24,900 net of offering proceeds.

There were no further issuances of stock as at April 30, 2011.

F-8

LifeTech Industries Inc.

(A Development Stage Company)

Notes To The Financial Statements

April 30, 2011

(Audited)

4. RELATED PARTY TRANSACTIONS

Mr. Benjamin Chung has advanced funds to the Company to pay any costs incurred by it. These funds are unsecured, non-interest bearing and due on demand.  The balance due Mr. Benjamin Chung was $ 11,269 as on April 30, 2011.

As at April 30, 2011 Company accrued $5,000 towards services rendered by Benjamin Chung as officer of the Company.

5. INCOME TAXES

For the year  ended  April 30,  2011 and from inception (December 30, 2010) to April 30, 2011,  the  Company  incurred  net operating  losses  and,  accordingly,  no  provision  for income  taxes has been recorded.  In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets.  At April 30, 2011, the Company had approximately $22,899 of federal and state net operating losses. The net operating loss carryforwards, if not utilized, will begin to expire in 2031.  The provision for income taxes consisted of the following components for the periods ended April 30:

Components of net deferred tax assets, including a valuation allowance, are as follows for the periods ended April 30:
April 30,2011
Deferred tax assets:
Net operating loss carry forwards	8,015
Valuation allowance	(8,015)

Total deferred tax assets	$ -0-

The valuation allowance for deferred tax assets as of April 30, 2011 was $8,015.  In  assessing  the recovery of the deferred  tax assets,  management  considers  whether it is more likely than not that some portion or all of the  deferred  tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this.

F-9

LifeTech Industries Inc.

(A Development Stage Company)

Notes To The Financial Statements

April 30, 2011

(Audited)

5. INCOME TAXES (continued)

assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of April 30, 2011 and recorded a full valuation allowance.

6. SUBSEQUENT EVENTS

On July 13, 2011, the Company issued 25,000,000 shares of common stock at a price of $0.001 per share for a value of $25,000 to Benjamin Chung, its President.  Of the $25,000, $20,000 was paid in cash and $5,000 was paid for in services.  The Company relied on Section 4(2) of the Securities Act for this issuance.

F-10

Lifetech Industries Inc.

(A Development Stage Company)

Balance Sheets

(Expressed in US dollars)

	July 31 2011 $ (unaudited)	April 30, 2011 $ (audited)

ASSETS

Current Assets

Cash	14,489	18,594

Total Current Assets	14,489	18,594

Total Assets	14,489	18,594

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Accounts payable	724	224
Due to related party	11,269	11,269
Accrued expense	-	5,000

Total Current Liabilities	11,993	16,493

Total Liabilities	11,993	16,493

Stockholders’ Deficit

Common stock, 75,000,000 shares authorized, $0.001 par value; 25,00,000 shares issued and outstanding	5,000	2,500

Additional paid-in capital	45,000	22,400
Stock Payable	-	100

Deficit accumulated during the exploration stage	(47,504)	(22,899)

Total Stockholders’ Equity	2,496	2,101

Total Liabilities and Stockholders’ Deficit	14,489	18,594

The accompanying notes are an integral part of these financial statements.

F-11

Lifetech Industries Inc.

(A Development Stage Company)

Statements of Operations

(Expressed in US dollars)

(unaudited)

	For the Three Months Ended July 31, 2011 $	Accumulated from December 30, 2010 (Date of Inception) to July 31, 2011 $

Revenue	-	-

Operating Expenses

General and administrative	24,605	47,504

Total Operating Expenses		47,504

Net Loss	(24,605)	(47,504)

Net Loss Per Share – Basic and Diluted	(0.00)	-
-
Weighted Average Shares Outstanding	30,163,043	-

The accompanying notes are an integral part of these financial statements.

F-12

Lifetech Industries Inc.

(A Development Stage Company)

Statements of Cash Flows

(Expressed in US dollars)

(unaudited)

	For the Three Months Ended July 31, 2011 $	Accumulated from December 30, 2010 (Date of Inception) To July 31, 2011 $

Operating Activities

Net loss for the period	(24,605)	(47,504)

Adjustments to reconcile net loss to net cash used in operating activities:
Increase in accounts payable	500	724
Increase (decrease) in accrued expense	-	5,000

Net Cash Used In Operating Activities	(24,105)	(41,780)

Investing Activities	-	-

Net Cash Used in Investing Activities	-	-

Financing Activities

Proceeds from due to related party	-	11,269
Proceeds from stock issuance	20,100	45,000
Stock payable	(100)	-
		.
Net Cash Provided by Financing Activities	20,000	56,269

(Decrease) Increase in Cash	(4,105)	14,489

Cash – Beginning of Period	18,594	-

Cash – End of Period	14,489	14,489

Supplemental Disclosures

Interest paid	-	-
Accrued expense paid in stock	5,000	5,000

The accompanying notes are an integral part of these financial statements.

F-13

Liftech Industries Inc.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

July 31, 2011

(unaudited)

1. ORGANIZATION AND BUSINESS OPERATIONS

Lifetech Industries Inc. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on December 30, 2010.  The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.”  The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.  As of July 31, 2011 the Company has $14,489 in cash.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

b) Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.  These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

c) Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d) Use of Estimates and Assumptions

The  preparation  of  financial  statements  in conformity with accounting principles generally  accepted  in  the  United States requires  management  to  make   estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues  and    expenses  during  the  reporting  period.  Actual results could differ from those estimates.

e) Foreign Currency Translation

The Company's functional currency and its reporting currency is the United States dollar.

f) Financial Instruments

The carrying value of the Company’s financial instruments approximates their fair value because of the short maturity of these instruments.

g) Stock-based Compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method.  The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

h) Income Taxes

Income taxes are accounted for under the assets and liability method.  Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

F-14

Liftech Industries Inc.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

July 31, 2011

(unaudited)

i) Basic and Diluted Net Loss per Share

The Company follows ASC Topic 260 to account for the earnings per share.  Basic earnings per common share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.  During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

j) Fiscal Periods

The Company's fiscal year end is April 30.  The current financial statements are presented for the Company’s first fiscal quarter ended July 31, 2011.

k) Recent Accounting Pronouncements

The Company has evaluated the recent accounting pronouncements through ASU 2011-06 and believes that none of them will have a material effect on the company’s financial statements.

3. COMMON STOCK

The authorized capital of the Company is 200,000,000 common shares with a par value of $ 0.0001 per share.

During the period January 2011 and February 2011, Company authorized the issuance of 25,000,000 shares at $0.001 per share to Benjamin Chung, CEO of the Company.  However till the end of balance sheet date April 30, 2011 the officer paid only $100 as contribution against the purchase of shares. Such shares are not considered issued and outstanding at the period ended April 30, 2011 and $100 is considered as stock payable. On July 13, 2011 subsequent to issuance of shares for cash amount contributed by Benjamin Chung of $100 in stock payable at April 30, 2011 was treated as contributed capital. On July 13, 2011, the Company issued 25,000,000 shares of common stock at a price of $0.001 per share for a value of $25,000 to Benjamin Chung, its President.  Of the $25,000, $20,000 was paid in cash and $5,000 was paid for in services.  The Company relied on Section 4(2) of the Securities Act for this issuance.

During the period between January 2011 and February 2011, Company issued 25,000,000 common stock under the private placements agreement to various investors at $0.001 per share. Company received a total of $24,900 net of offering proceeds.

There were no further issuances of stock as of the quarter ended July 31, 2011.

4. RELATED PARTY TRANSACTIONS

Mr. Benjamin Chung has advanced funds to the Company to pay any costs incurred by it. These funds are unsecured, non-interest bearing and due on demand.  The balance due Mr. Benjamin Chung was $ 11,269 as on July 31, 2011.

F-15

25,000,000 SHARES COMMON STOCK

PROSPECTUS

DEALER PROSPECTUS DELIVERY OBLIGATION

Until (180 days after the effective date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Other Expenses of Issuance and Distribution

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this Prospectus.  Items marked with an asterisk (*) represent estimated expenses.  We have agreed to pay all the costs and expenses of this offering.  Selling security holders will pay no offering expenses.

ITEM	AMOUNT
SEC Registration Fee*	29
Legal Fees and Expenses	50,000
Accounting Fees and Expenses*	5,000
Printing, Edgar, Postage, Transfer Agent & Misc.*	4,971
Total*	$60,000

* Estimated Figures

35

Indemnification of Directors and Officers

Our sole officer and Director is indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation.  Excepted from that immunity are:

(1)

a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)

a transaction from which the director derived an improper personal profit; and

(4)

willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)

such indemnification is expressly required to be made by law;

(2)

the proceeding was authorized by our Board of Directors;

(3)

such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)

such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

36

Recent Sales of Unregistered Securities

During the period from January through April 2011, the Company issued 25,000,000 shares of common stock for cash at $0.001 per share or for a value of $25,000.  We relied on Regulation S of the Securities Act of 1933 for these issuances.  Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sale of the securities was completed in an "offshore transaction,” as defined in Rule 902(h) of Regulation S.  We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities.  Each investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

On  July 13 , 2011, the Company issued 25,000,000 shares of common stock at a price of $0.001 per share for a value of $25,000 to Benjamin Chung, its President.  Of the $25,000, $20,000 was paid in cash and $5,000 was paid for in services.  The Company relied on Section 4(2) of the Securities Act for this issuance.

Exhibits

The following Exhibits are filed as part of this Registration Statement. All Exhibits are filed herewith unless otherwise noted.

Exhibit No.	Document Description
3.1*	Articles of Incorporation of Lifetech Industries Inc.
3.2*	Bylaws of Lifetech Industries Inc.
5.1*	Legal Opinion of Dean Law Corp regarding the legality of the securities being registered.
23.1	Consent of De Joya Griffith, LLC, Independent Registered Public Accounting Firm.
23.2*	Consent of Dean Law Corp. (Contained in Exhibit 5.1 hereto).

* Previously filed.

All other Exhibits called for by Rule 601 of Regulation S-K are not applicable to this filing.

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

37

Undertakings:

Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
	ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
	5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
ii.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

38

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned, in Los Angeles, California on November 8th , 2011.

Lifetech Industries Inc. By: /s/ Benjamin Chung Benjamin ChungPresident, Chief Executive Officer, Secretary, Treasurer, Principal Accounting Officer, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Benjamin Chung Benjamin Chung	President, Chief Executive Officer, Secretary, Treasurer, Principal Accounting Officer, Principal Financial Officer and Director	November 8, 2011

39